Exhibit 10.14

SPONSOR’S ADDITIONAL INVESTMENT OPTION AGREEMENT

July 13, 2007

Board of Directors

United Refining, Inc.

823 Eleventh Ave

New York, New York 10019

Attn: John Catsimatidis

Gentlemen:

Subject to the terms and conditions set forth below, United Refining, Inc. (“URI”) hereby has the option to purchase additional units (the “Additional Investment Option”) in United Refining Energy Corp (“we,” “us”, “our” or the “Corporation”), subject to the terms and limitations set forth below:

1.	URI shall have the option to purchase up to 1,000,000 additional investment units (“Additional Investment Units”) at $10.00 per unit, consisting of 1,000,000 shares of the Corporation’s common stock, par value $.0001 per share (the “Additional Investment Common Stock”), and 1,000,000 warrants, each to purchase one share of the Corporation’s Common Stock (the “Additional Investment Warrants”) at $7.50 per share, for an aggregate purchase price of up to TEN MILLION DOLLARS ($10,000,000) (the “Purchase Price”).

2.	URI may exercise the Additional Investment Option, and we will issue the Additional Investment Units to the extent the Additional Investment Option is exercised immediately prior to our consummation of a Business Combination, as that term is defined in our registration statement on Form S-1, as amended (“Registration Statement”) relating to our initial public offering of securities (“IPO”), and filed by us with the Securities and Exchange Commission, which exercise shall be subsequent to our signing of a definitive business combination agreement and the approval of the Business Combination by a majority of our public stockholders. URI shall provide notice of its intent to exercise this Additional Investment Option within five days of the public stockholders’ approval of the Business Combination but in no event later than one business day prior to the consummation of the Business Combination.

3.

If URI elects to exercise the Additional Investment Option, URI shall deliver the Purchase Price for the Additional Investment Units so exercised to us. In the event that we fail to consummate a Business Combination within 24 months from the consummation of our IPO or URI fails to exercise the Additional Investment

Option prior to the consummation of the Business Combination in accordance with Section 2, URI’s Additional Investment Option shall be null and void and of no further force and effect.

4.	URI warrants and represents that it has been advised that the Additional Investment Units (including the Additional Investment Common Stock, Additional Investment Warrants and underlying shares of common stock) have not been registered under the Securities Act; that URI is acquiring the Additional Investment Units (including the Additional Investment Common Stock, Additional Investment Warrants and underlying shares of common stock) for its account for investment purposes only; that URI has no present intention of selling or otherwise disposing of any of the Additional Investment Units (including the Additional Investment Common Stock, Additional Investment Warrants and underlying shares of common stock) in violation of the securities laws of the United States; that URI is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “ Securities Act “); and that URI is familiar with the proposed business, management, financial condition and affairs of the Corporation.

5.	If URI elects to exercise the Additional Investment Option, URI agrees not to transfer, assign, or sell any of the Additional Investment Option, the Additional Investment Units or the Additional Investment Common Stock or Additional Investment Warrants included in these units (including the common stock to be issued upon exercise of these warrants), except as otherwise set forth in the Registration Statement, until one (1) year after we consummate a Business Combination.

6.	The Additional Investment Warrants shall be identical to the insider warrants included in the units purchased by URI in that certain private placement, as described in the Registration Statement.

7.	In the event URI exercises the Additional Investment Option, the holders of a majority of the securities underlying such Additional Investment Option, will be entitled to those certain registration rights provided to the holders of the Insider Shares (as such term is defined in the Registration Statement) pursuant to the Registration Rights Agreement executed in connection with the Company’s IPO. We will bear the expenses incurred in connection with the filing of any such registration statements.

8.	URI hereby warrants and represents that it will execute all documents that are necessary or desirable in connection with the Corporation’s IPO.

9.	This Additional Investment Option agreement (“Agreement”) shall be governed by and construed in accordance with the laws of the State of Delaware for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10.	This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

11.	Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

12.	Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

13.	Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

14.	This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15.	In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16.	The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Very truly yours
UNITED REFINING ENERGY CORP.

By:	/s/ John A. Catsimatidis
Name: John A. Catsimatidis Title: Chairman of the Board and Chief Executive Officer

Accepted by:
UNITED REFINING, INC.

By:	/s/ John A. Catsimatidis
Name: John A. Catsimatidis Title: President and Treasurer